UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2005

NVIDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2701 San Tomas Expressway, Santa Clara, CA	95050

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On May 16, 2005, effective as of May 17, 2005, the Board of Directors (the “Board”) of NVIDIA Corporation (the “Company”), elected Mark Perry as a new member of the Board. A copy of the press release announcing Mr. Perry’s election is attached as an exhibit to this filing.

Mr. Perry fills a vacancy created by an increase in the size of the Board from eight to nine. The Company’s Amended and Restated Certificate of Incorporation and Bylaws provide for the Board to be divided into three classes, with each class having a three year term. Mr. Perry will be a member of the second class of the Board, with a term expiring at the Company’s 2006 Annual Meeting. Mr. Perry has not yet been named to any of the committees of the Board. NVIDIA expects that the Board will consider Mr. Perry’s committee membership at its next regularly scheduled meeting expected to be held on May 26, 2005.

SECTION 9 - Financial Statements and Exhibits

Item 9.01 Exhibits.

(c)	Exhibits
Exhibit	Description
99.1	Press Release, dated May 19, 2005, entitled “NVIDIA Appoints Mark L. Perry to Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation

By: /s/ Marvin D. Burkett
Marvin D. Burkett
Date: May 20, 2005	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated May 19, 2005, entitled “NVIDIA Appoints Mark L. Perry to Board of Directors.”